Exhibit 1.01

QUALCOMM Incorporated
Conflict Minerals Report
Reporting Period: January 1, 2015 – December 31, 2015

Qualcomm Incorporated is a world leader in 3G, 4G and next-generation wireless technologies. Qualcomm Incorporated includes our licensing business and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a wholly-owned subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our products and services businesses, including our semiconductor businesses and substantially all of our engineering, research and development functions. In this document, the words “we,” “our” and “us” refer only to Qualcomm Incorporated, Qualcomm Technologies, Inc. and/or their subsidiaries.
This Conflict Minerals Report (this Report) contains forward-looking statements regarding our business, products and conflict minerals efforts, including steps we have taken or intend to take to mitigate the risk that conflict minerals in our products directly or indirectly finance or benefit armed groups (identified as a perpetrator of serious human rights abuses) in the Democratic Republic of the Congo (DRC) or an adjoining country (a country that shares an internationally recognized border with the DRC, collectively with the DRC the “Covered Countries”). Words such as “expects,” “intends,” “believes,” “strives” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters that are not historical are forward-looking statements.
Although forward-looking statements in this Report reflect our good faith judgment, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation: the risk that information reported to us by our suppliers from which we directly procure finished goods, components, materials and/or services for our products (direct suppliers), or industry information used by us, may be inaccurate; the risk that smelters or refiners (processing facilities) may not participate in the Conflict-Free Smelter Program (CFSP), which is a voluntary initiative in which independent third parties audit processing facilities’ procurement and processing activities and determine if the processing facilities maintain sufficient documentation to reasonably demonstrate conflict-free sourcing; as well as risks discussed under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q, including those related to our customer concentration, our dependence on a limited number of third-party suppliers and our being subject to government regulations and policies. Readers are urged not to place undue reliance on forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report. Throughout this Report, whenever a reference is made to our website, such reference does not incorporate information from the website by reference into this Report unless specifically identified as such.

Background
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the United States Securities and Exchange Commission (SEC) promulgated rules (the Final Rule) requiring certain companies with “conflict minerals” (columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten) that are necessary to the functionality or production of a product manufactured by or for that company to, among other things, disclose annually whether any of those conflict minerals originated in the

Covered Countries; and if so, to submit a report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.
In anticipation of the Final Rule, the Electronics Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI) established an initiative that is known as the Conflict-Free Sourcing Initiative (CFSI). The EICC, GeSI and CFSI, which are composed of numerous industry members, strive to promote the improvement of human welfare and the environment through responsible and proactive supply chain management.
We are a full member of the EICC, have adopted the EICC Code of Conduct and expect all of our direct suppliers to act in accordance with this Code of Conduct. By employing EICC tools and working collaboratively with our peers, we are working to improve transparency and sustainability in the global electronics supply chain. We hold a leadership position on the Board of Directors of the EICC and actively participate in and support the CFSI’s responsible sourcing initiatives.
We, along with many other companies, rely on the CFSI’s CFSP to verify processing facilities as not directly or indirectly financing or benefiting armed groups in the Covered Countries (CFSP-compliant). The CFSI also recognizes responsible sourcing practices of processing facilities that have been accredited by the London Bullion Market Association (LBMA) or certified by the Responsible Jewellery Council (RJC).

Summary
We are a leading developer and supplier of integrated circuits based on CDMA (Code Division Multiple Access), OFDMA (Orthogonal Frequency Division Multiple Access) and other technologies for use in voice and data communications, networking, application processing, multimedia and global positioning system products. We manufacture or contract to manufacture products for which conflict minerals are necessary to the functionality or production of those products and which otherwise constitute products under the Final Rule. We primarily utilize a fabless production and assembly model, which means that we do not own or operate foundries or assemblies responsible for the production and assembly of our products.
In accordance with the Final Rule, we conducted in good faith a reasonable country of origin inquiry (RCOI) that was reasonably designed to determine whether any of the necessary conflict minerals in our products originated in the Covered Countries or were from recycled or scrap sources. A description of our RCOI is set forth in this Report.
Based on our RCOI, we have reason to believe that some of the necessary conflict minerals used in our products may have originated in the Covered Countries (and may not have been from recycled or scrap sources). Accordingly, we exercised due diligence to determine the source and chain of custody of these conflict minerals. Our due diligence was designed to conform to an internationally recognized due diligence framework, specifically the Organisation for Economic Co-operation and Development (OECD) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance)”, 2nd edition (2013). A description of our due diligence measures is also set forth in this Report.
Following the exercise of our due diligence, we have not identified any instances in which our sourcing of necessary conflict minerals directly or indirectly financed or benefitted armed groups in the Covered Countries. In addition, our integrated circuit products and other products (described below) are composed of tantalum sourced from 100% CFSP-compliant processing facilities.
The following descriptions are also provided within this Report:

•	The facilities used to process the necessary conflict minerals in our products, if known;

•	The country of origin of the necessary conflict minerals in our products, if known;

•	Our efforts to determine the mine or location of origin of the necessary conflict minerals in our products with the greatest possible specificity; and

•
The steps we have taken and the steps that we intend to take to mitigate the risk that our necessary conflict minerals directly or indirectly finance or benefit armed groups in the Covered Countries, including steps to improve our due diligence.

Product Description

I.	Integrated Circuit Products
Our integrated circuit products are sold to manufacturers that use our products in wireless devices, particularly mobile phones, tablets, laptops, data modules, handheld wireless computers and gaming devices, access points and routers, data cards and infrastructure equipment, and in wired devices, particularly broadband gateway equipment, desktop computers and streaming media players. Our Mobile Station Modem (MSMTM) integrated circuits, which include the Mobile Data Modem, Qualcomm® Single Chip and Qualcomm® SnapdragonTM processors and LTE modems, perform the core baseband modem functionality in wireless devices providing voice and data communications, as well as multimedia applications and global positioning functions. In addition, our Snapdragon processors provide advanced application and graphics processing capabilities. Because of our experience in designing and developing CDMA- and OFDMA-based products, we design both the baseband integrated circuits and the supporting system, including the RF (Radio Frequency), PM (Power Management) and connectivity devices. Our portfolio of RF products includes Qualcomm® RF360TM front-end solutions.
Our wireless integrated circuit products are also sold to manufacturers that use our products for wireless local area network (WLAN), Bluetooth, Bluetooth Smart, frequency modulation (FM) and near field communications, as well as technologies that enable location data and services and for implementation of small cells. Our networking products include WLAN, Powerline and Ethernet integrated circuits and network processors.
Revenues from the sale of integrated circuit products comprised greater than 99% of the total revenues for our products described in this Report during the reporting period.

II.	Other Products
Our other products include modem cards and wireless medical devices. Revenues from the sale of such other products comprised less than 1% of the total revenues for our products described in this Report during the reporting period.

Description of Supply Chain
We utilize a fabless production model in the manufacturing of our integrated circuits, which means that we do not own or operate foundries for the production of silicon wafers from which our integrated circuits are made. Integrated circuits are die cut from silicon wafers that have completed the package assembly and test manufacturing processes. We employ both turnkey and two-stage manufacturing models to purchase our integrated circuits. Turnkey is when our foundry suppliers are responsible for delivering fully assembled and tested integrated circuits. Under the two-stage manufacturing model, we purchase die in singular or wafer form from semiconductor manufacturing foundries and contract with separate third-party suppliers for manufacturing services, such as wafer bump, probe, assembly and final test. We rely on our direct suppliers to perform the manufacturing and assembly, and most of the testing, of our integrated circuits based primarily on our proprietary designs and test programs. Our direct suppliers and, in turn, their suppliers, are responsible for the procurement of most of the raw materials used in the production of our integrated circuits. Certain materials purchased by our direct suppliers may come directly or indirectly from processing facilities that treat ores, concentrates, slags or secondary materials. Because we do not purchase any materials directly from these processing facilities, we must rely on the information provided by our direct suppliers and the CFSI or other industry organizations in order to prepare this Report.
Our other products are primarily contracted to be manufactured as finished goods with the contract manufacturer responsible for the procurement of the materials and components that comprise these products.

Conflict Free Minerals Policy
Our conflict free minerals policy communicates the expectation that our direct suppliers obtain materials from environmentally and socially responsible sources, including conflict-free sources within the Covered Countries (available at: https://www.qualcomm.com/company/sustainability/products/conflict-free-minerals).

Reasonable Country of Origin Inquiry
In accordance with the Final Rule, we conducted in good faith an RCOI that was reasonably designed to determine whether or not any of the necessary conflict minerals in our products originated in the Covered Countries or were from recycled or scrap sources.
To conduct our RCOI and obtain sourcing information from our direct suppliers, we used the CFSI Conflict Minerals Reporting Template (CMRT). We requested this information from 100% of our direct suppliers that may use necessary conflict minerals in our products to determine whether any of these materials originated in the Covered Countries. We received CMRT responses from 100% of the direct suppliers of our integrated circuit products and from 98% of the direct suppliers of our other products.
Our RCOI considered the countries of origin information obtained from our direct suppliers and CFSP-compliant facilities’ country of origin data available to CFSI members. Based on these sources of country of origin information, approximately 6% (18) of processing facilities reported by our direct suppliers were confirmed as sourcing conflict minerals from the Covered Countries. Each of these processing facilities has been validated as CFSP-compliant, and we have not identified any instances in which our sourcing of necessary conflict minerals directly or indirectly financed or benefitted armed groups in the Covered Countries.

Design of Due Diligence
Our due diligence measures have been designed to conform, in all material respects, to the framework provided by the OECD Guidance.
OECD Step 1: Establish Strong Company Management Systems

•	We publicly communicate our conflict free minerals policy.

•
We maintain a conflict minerals working group with representation from our finance, government affairs, internal audit, legal, regulatory, quality and supply chain departments, which report on program activities to executive management and the Audit Committee of our Board of Directors.

•	We include conflict-free minerals requirements in purchasing documents to direct suppliers.

•	We maintain a public contact form on our website for general inquiries and grievances regarding our conflict minerals program, available at:
https://www.qualcomm.com/company/sustainability/products/conflict-free-minerals/contact-us.
OECD Step 2: Identify and Assess Risk in the Supply Chain

•
We use the CMRT to review our direct suppliers’ due diligence activities, such as whether they have a conflict minerals policy, require their own suppliers to source from processing facilities validated by an independent audit program like CFSP and have implemented a review process that includes corrective action management.

•	We use the CMRT to identify conflict minerals processing facilities when reported in our supply chain by our direct suppliers.

•	We obtain countries of origin (when available) for CFSP-compliant processing facilities by relying on information provided by our direct suppliers and the CFSI.

•	We participate in CFSP site visits to processing facilities to encourage participation in the CFSP.
OECD Step 3: Design and Implement a Strategy to Respond to Risk

•	We maintain a conflict minerals risk management plan that sets forth direct supplier risk management strategies ranging from continued procurement to disengagement at the discretion of management.

•	We support the development of due diligence practices through participation in CFSI working groups.

•
We report information on the source and chain of custody of conflict minerals in our supply chain to our conflict minerals working group, executive management and the Audit Committee of our Board of Directors.

OECD Step 4: Third-Party Audit of Processing Facilities’ Due Diligence Practices

•	We use the publicly available results of the CFSP, LBMA and RJC third-party audits to validate the responsible sourcing practices of processing facilities in our supply chain.

•	We support independent third-party audits of processing facilities through our CFSI membership.
OECD Step 5: Report Annually on Supply Chain Due Diligence

•	We file a Form SD and Conflict Minerals Report with the SEC on an annual basis. Our Form SD and Conflict Minerals Report are also available on our website.

•
We provide information regarding our conflict minerals program in the Qualcomm Sustainability Report, in our Conflict Minerals White Paper “Supporting a Conflict Free Supply Chain” and on our conflict minerals website.

Description of Due Diligence Performed
Below is a description of the measures we performed for this reporting period to exercise due diligence on the source and chain of custody of our necessary conflict minerals that we believe may have originated in the Covered Countries.

•
We conducted our supply chain survey on 100% of our direct suppliers that may use necessary conflict minerals in our products to determine whether any of these minerals originated in the Covered Countries or were from recycled or scrap sources.

•
We utilized a conflict minerals data management tool that we designed to track communications with direct suppliers, automate the identification of quality issues (e.g., incomplete CMRTs, inconsistent responses and red flags based on criteria defined internally) and aggregate CMRT responses for analysis and reporting.

•
We determined if the processing facilities reported to us by our direct suppliers adhere to responsible sourcing practices by verifying whether they are included on the list of CFSP-compliant processing facilities.

•
We communicated discrepancies identified in the CMRT with direct suppliers who answered that they are not sourcing from the Covered Countries, but whose reported processing facilities are known to source from the Covered Countries.

•	We participated in eight CFSP site visits to processing facilities in Asia to encourage participation in the CFSP.

•	We attended the Indonesian Tin Conference and Exhibition and presented at the CFSI-Korean Electronics Association conference to encourage processing facility participation in the CFSP.

•
We provided funding to non-profit and industry initiatives including the Public Private Alliance for Responsible Minerals Trade, the Responsible Minerals Multi-Stakeholder Network and the CFSI Initial Audit Fund.

•	We reported on program activities to members of executive management three times and the Audit Committee of our Board of Directors two times in 2015.

Facilities Used to Process the Necessary Conflict Minerals in Our Products
We rely on the good faith efforts of our direct suppliers to provide us with reasonable representations of the processing facilities used to supply the necessary conflict minerals in our products. Some of our direct supplier responses represented their supply chain at a company-level, rather than a product-specific level. As such, the list of processing facilities disclosed at the end of this Report may over-represent the number of processing facilities that process the conflict minerals contained in our products.
All processing facilities listed in this Report are reported by CFSP status (CFSP-compliant, CFSP-active and those that do not participate in the CFSP, or non-participating) in tables 1, 2 and 3 as shown in the section entitled “Tables of Conflict Minerals Processing Facilities” at the end of this Report. These tables also indicate the conflict minerals and location of such processing facilities.
Figure 1 shows a summary of processing facilities in our integrated circuit products supply chain in calendar year 2015 by CFSP status.

Figure 1: 2015 Processing Facilities by CFSP Status for Integrated Circuit Products
Note: CFSP-compliant processing facilities are compliant with the CFSP audit protocols and include processing facilities currently undergoing a re-audit or processing facilities certified by the LBMA or RJC. CFSP-active processing facilities have committed to undergo a CFSP audit. Non-participating processing facilities meet the definition of a smelter or refiner under the CFSP protocols but are not participating in the CFSP.

Country of Origin of the Necessary Conflict Minerals in Our Products
We requested country of origin information (if known) from each of our direct suppliers, most of which do not source directly from processing facilities, for the purposes of determining the source and chain of custody of the necessary conflict minerals in our supply chain. We also relied on the country of origin information provided by the CFSI (when available) for CFSP-compliant processing facilities.
Based on the processing facilities reported by our direct suppliers in comparison to the country of origin information provided by the CFSP, we have reason to believe that some of our necessary conflict minerals may have originated in the Covered Countries, but we have not identified any instances in which our sourcing of necessary conflict minerals directly or indirectly financed or benefitted armed groups in the Covered Countries.
Based on country of origin information provided by the CFSI for CFSP-compliant processing facilities, countries of origin of the necessary conflict minerals in our products may include Angola, Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Cote D’Ivoire, Czech Republic, Democratic Republic of the Congo, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Kenya, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Republic of the Congo, Russia, Rwanda, Sierra Leone, Singapore, Slovakia, South Africa, South Korea, South Sudan, Spain,

Suriname, Switzerland, Taiwan, Tanzania, Thailand, Uganda, United Kingdom, United States of America, Viet Nam, Zambia and Zimbabwe.

Our Efforts to Determine the Mine or Location of Origin of the Necessary Conflict Minerals in Our Products
We requested location of mine and location of origin information for the necessary conflict minerals contained in our products from each of our direct suppliers using the CMRT. In some instances, our direct suppliers reported the name or location of the mine (country). However, many of our direct suppliers were unable to obtain reliable mine or location of origin data for the necessary conflict minerals.

Steps We Have Taken to Mitigate the Risk that our Necessary Conflict Minerals Benefit Armed Groups
Through our efforts to work with our direct suppliers on responsible sourcing and our active participation in the CFSI, we continued to see improvements in the number of CFSP compliant and active status processing facilities that may supply conflict minerals contained in our integrated circuit products.
Figure 2 displays the CFSP status of processing facilities in our integrated circuit products supply chain from calendar year 2013 to 2015. From calendar year 2014 to 2015, CFSP-compliant processing facilities in our integrated circuit products supply chain increased from 76 to 142.
Figure 2: 2013-2015 Processing Facilities by CFSP Status for Integrated Circuit Products

Figure 3 displays the CFSP status of processing facilities in our integrated circuit products supply chain, by conflict mineral, for calendar year 2015.
Figure 3: 2015 Processing Facilities by Conflict Mineral and CFSP Status for Integrated Circuit Products

Steps We Will Take to Mitigate the Risk that our Necessary Conflict Minerals Benefit Armed Groups
During calendar year 2016, we intend to continue to conduct the following due diligence to mitigate the risk that our necessary conflict minerals directly or indirectly finance or benefit armed groups in the Covered Countries:

1.	Engage with direct suppliers, processing facilities and the CFSI to encourage non-participating processing facilities to become CFSP-compliant or CFSP-active;

2.	Strive to use only direct suppliers that source from CFSP-compliant processing facilities for our integrated circuit and other products;

3.	Conduct due diligence on new business acquisitions to assess the risk of conflict minerals in the acquired business supply chain; and

4.
Participate in the following industry coalitions’ and non-governmental organizations’ efforts to support the responsible sourcing of minerals: EICC, CFSI, ITRI, Public-Private Alliance for Responsible Minerals Trade, Pact and the Responsible Minerals Multi-Stakeholder Network.

During calendar year 2016, we intend to advance the effectiveness of our due diligence efforts to mitigate the risk that our necessary conflict minerals directly or indirectly finance or benefit armed groups in the Covered Countries by:

1.	Developing a supplier validation program intended to promote supplier engagements and enhance supplier knowledge of responsible sourcing from the Covered Countries;

2.	Partnering with the CFSI and industry peers to develop a supplier training platform intended to educate suppliers on industry tools, reporting requirements and responsible sourcing initiatives;

3.
Participating in pre-audit visits of select non-participating processing facilities and providing assistance, if necessary, to select CFSP audited processing facilities for timely resolution of corrective actions; and

4.	Collaborating with non-governmental organizations to address in-region human rights issues that extend beyond conflict in mines.

Tables of Conflict Minerals Processing Facilities
The processing facilities listed in tables 1, 2 and 3 are processing facilities utilized by our direct suppliers in the reporting period, as reported to us by our direct suppliers for our integrated circuit products and other products.
Table 1. CFSP-compliant Processing Facilities as of January 31, 2016

Conflict Mineral	Processing Facility Name	Processing Facility Location
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineraçäo	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	CHINA
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt. Ltd	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC Krastvetmet	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA

Gold	Schöne Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Co., Ltd.	CHINA
Tantalum	Global Advanced Metals ^	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Group ^	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder ^	UNITED STATES
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee ^	AUSTRIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Elmet S.L.U (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tungsten	A.L.M.T. Tungsten Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH ^	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Note: Processing facility names followed by a caret (^) symbol had previously been identified at a “corporate” or “group” level whereby one entry may have represented multiple individual facilities.

Table 2. CFSP-active Processing Facilities as of January 31, 2016

Metal	Processing Facility Name	Processing Facility Location
Gold	Advanced Chemical Company	UNITED STATES
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Torecom	KOREA, REPUBLIC OF
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Phoenix Metal Ltd	RWANDA
Tin	PT Bangka Kudai Tin #	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera #	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk #	INDONESIA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Note: Processing facility names followed by a pound (#) symbol temporarily ceased operations in 2015.

Table 3. Non-participating Processing Facilities as of January 31, 2016

Metal	Processing Facility Name	Processing Facility Location
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Bauer Walser AG	GERMANY
Gold	Caridad	MEXICO
Gold	Chugai Mining	JAPAN
Gold	DaeryongENC ^	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Korea Metal Co., Ltd. #	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Metal Smelt Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	So Accurate Group, Inc.	UNITED STATES

Gold	Tongling nonferrous Metals Group Co., Ltd	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Gejiu Zil-I Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Minmetals Ganzhou Tin Co., Ltd. #	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Novosibirsk Integrated Tin Works #	RUSSIAN FEDERATION
Tin	PT Alam Lestari Kencana #	INDONESIA
Tin	PT Fang Di MulTindo #	INDONESIA
Tin	PT Koba Tin #	INDONESIA
Tin	PT Seirama Tin investment #	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd. *	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd. *	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd. *	CHINA
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Jiangwu H.C. Stark Tungsten Products Co., Ltd. *	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. *	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd. *	CHINA
Tungsten	Pobedit, JSC *	RUSSIAN FEDERATION
Tungsten	Wolfram Company CJSC ^	RUSSIAN FEDERATION
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd. ^	CHINA

Note: Processing facility names followed by an asterisk (*) symbol are TI-CMC members that have committed to complete a CFSP validation audit within two years of TI-CMC membership issuance.
Processing facility names followed by a pound (#) symbol temporarily or permanently ceased operations in 2015.
Processing facility names followed by a caret (^) symbol had previously been identified at a “corporate” or “group” level whereby one entry may have represented multiple individual facilities.